UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

405 Park Avenue

New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 15, 2015, American Realty Capital Hospitality Trust, Inc. (the “Company”), through a wholly owned subsidiary of the Company’s operating partnership, entered into 13 separate but substantially identical hotel purchase and sale agreements (collectively, the “PSAs”) with affiliates of Noble Investment Group, LLC (collectively, the “Noble Sellers”) to purchase the fee simple interests in an aggregate portfolio of 13 hotels containing an aggregate of 1,913 guestrooms (the “Noble Portfolio”) for an aggregate cash purchase price of approximately $300.0 million, subject to closing prorations and other adjustments. Concurrently, the Company entered into a side letter with the Noble Sellers (the “Side Letter” and, together with the PSAs, the “Noble Agreements”) reflecting certain terms related to the acquisition of the Noble Portfolio as a whole.

The Noble Sellers do not have any material relationship with the Company or its subsidiaries, other than through the Noble Agreements and other related contracts to be entered into upon closing of the transactions described in the Noble Agreements.

The 13 hotels are expected to be purchased in three separate closings (each, a “Closing”), two of which are scheduled to occur in the fourth quarter of 2015 (four hotels in November and six hotels in December), and the third Closing is scheduled to occur in the first quarter of 2016 (three hotels). The Company has certain rights to postpone the second and the third Closings.

Pursuant to the terms of the Noble Agreements, the Company’s obligation to consummate any Closing is subject to certain conditions customary to closing. Among other customary conditions, new franchise agreements with respect to each hotel must be entered into by the Company. The Company expects to enter into new long-term franchise agreements for each hotel.

On June 18, 2015, the Company made an initial earnest money deposit under the PSAs, collectively, of $15 million. Pursuant to each of the PSAs, the Company has the right, during a due diligence period that expires on July 15, 2015, to elect to terminate the applicable PSA for any reason and obtain a refund of the initial deposit. Pursuant to the Side Letter, if this right is exercised under any individual PSA, all of the other PSAs will also be terminated automatically.

On July 15, 2015, unless the Company has elected to terminate the PSAs during the due diligence period, the Company will become obligated to make an additional earnest money deposit under the PSAs of, in the aggregate, $15 million which, together with the initial deposits, will be credited toward the purchase price at the Closings, and the Company will no longer have the right to terminate the PSAs for any reason and obtain a refund of either the initial or the additional deposits. In addition, the Company and the Noble Sellers have other customary termination rights under the PSAs exercisable prior or subsequent to the expiration of the due diligence period that could cause one or more of the Closings not to occur, including termination rights arising due to the failure of the Company or the Noble Sellers to perform their respective obligations or the failure of the franchise agreement condition or other closing conditions to be satisfied. There are also certain circumstances that could give rise to a right to terminate any of the PSAs on an individual basis, such as certain title issues or material casualties or condemnations involving the particular hotel subject to that PSA. Accordingly, there can be no assurance that all 13 hotels or any of them will be purchased on the terms described above or at all.

The initial deposits were funded with proceeds from the Company’s ongoing initial public offering. The Company anticipates funding the additional deposits when due with proceeds from the Company’s ongoing initial public offering and the remainder of the purchase price at the Closings with a combination of proceeds from the Company’s ongoing initial public offering and mortgage debt financing. There can be no assurance that the Company will be able to obtain such financing on favorable terms or at all.

The Noble Agreements also contain customary representations, warranties and covenants by the parties and customary indemnification provisions.

The following table lists the 13 hotels in the Noble Portfolio.

Hotel	Location	Number of Rooms

Hotels to be purchased at first Closing (scheduled closing in November 2015):

Courtyard Columbus Downtown	Columbus, OH	150
Hyatt House Cobb Galleria	Atlanta, GA	149
Hilton Garden Inn Monterey	Monterey, CA	204
Hyatt Place Chicago/Schaumburg	Schaumburg, IL	127

Hotels to be purchased at second Closing (scheduled closing in December 2015):

Hilton Birmingham Perimeter Park	Birmingham, AL	205
Hyatt Place Princeton	Princeton, NJ	122
Hyatt Place Atlanta Perimeter Center	Atlanta, GA	150
Hyatt Place Fort Worth/Cityview	Fort Worth, TX	127
Hyatt Place Fort Worth/Hurst	Fort Worth, TX	127
Hyatt Place Minneapolis/Eden Prairie	Eden Prairie, MN	126

Hotels to be purchased at third Closing (scheduled closing in March 2016):

Hilton Garden Inn Boston Waltham	Waltham, MA	148
Hyatt House Boston Waltham	Waltham, MA	135
Hyatt Place Fair Lawn/Paramus	Fair Lawn, NJ	143

The summaries of the material terms of the Noble Agreements are not intended to be complete and are qualified in their entirety by reference to the Noble Agreements. The Company will file a form of PSA and the Side Letter as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 16, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on: (i) the election of William M. Kahane, Stanley R. Perla, Abby M. Wenzel and Robert H. Burns to the Company’s Board of Directors for one-year terms until the 2016 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified; and (ii) the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Company’s stockholders elected all four nominees for director and ratified the appointment of KPMG.

The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
William M. Kahane	9,128,375.375	375,908.026	344,803.095
Stanley R. Perla	9,439,571.793	59,729.460	349,785.243
Abby M. Wenzel	9,459,391.243	44,550.571	345,144.682
Robert H. Burns	9,433,780.106	67,921.622	347,384.768

Proposal No. 2 — Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015:

Votes For	Votes Against	Abstentions
9,481,455.550	49,019.361	318,611.585

No other proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: June 18, 2015	By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President